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                                                                   Exhibit 9(j)


                           Form of Amended Schedule A
                                     to the
                Transfer Agency and Shareholder Service Agreement
                     Between BISYS Fund Services Ohio, Inc.
                  (formerly, The Winsbury Service Corporation)
                         and American Performance Funds
                             Dated September 5, 1990


                                  NAME OF FUND
                                  ------------

                     American Performance U.S. Treasury Fund
                    American Performance Cash Management Fund
                         American Performance Bond Fund
                   American Performance Intermediate Bond Fund
              American Performance Intermediate Tax-Free Bond Fund
                        American Performance Equity Fund
                   American Performance Aggressive Growth Fund
                   American Performance Short-Term Income Fund
                       American Performance Balanced Fund
                     American Performance Growth Equity Fund
                   American Performance Small Cap Equity Fund


                                            American Performance Funds

                                            By:
                                               -----------------------
Date:                   , 1999              Title:
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                                            BISYS Fund Services Ohio, Inc.

                                            By:
                                               -----------------------
Date:                   , 1999              Title:
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